UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2015

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in Charter)

Nevada	001-32491	11-2238111
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3475 Victory Boulevard Staten Island, New York 10314
(Address of principal executive offices)(Zip Code)

(718) 832-0800

(Issuer’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 8, 2015, Coffee Holding Co., Inc. (“Coffee Holding”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting were: (1) the election of directors and (2) the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2015.  The final voting results were as follows:

1.  The election of each of Daniel Dwyer, Andrew Gordon and Barry Knepper to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Daniel Dwyer	1,744,261	16,609	2,478,878
Andrew Gordon	1,733,964	26,906	2,478,878
Barry Knepper	1,743,080	17,790	2,478,878

2.  The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 31, 2015 was approved based upon the following votes:

Votes For	Votes Withheld	Abstentions
4,188,267	34,195	17,286

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2015	COFFEE HOLDING CO., INC.

	By:	/s/ Andrew Gordon
Andrew Gordon President and Chief Executive Officer